[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE CONSERVATIVE INVESTORS FUND

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1996 THROUGH AUGUST 31, 1996
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          08/31/96
Teleport Communications   06/27/96 900      0.00%    $16.00   567,800       23,500   0.00%    Merrill Lynch      0

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1996 THROUGH NOVEMBER 30, 1996
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          11/30/96
Crown Cork & Seal, Inc.   10/24/96 1,000    0.10%    $46.25   5,800         23,500   0.02%    Lazard Freres & Co.2,000
Deutsche Telecom          11/18/96 400      0.00%    $18.89   596,900       85,000   0.70%    Goldman Sachs      900

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1996 THROUGH FEBRUARY 28, 1997
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          02/28/97
Circuit City (Car Max Grou02/04/97 300      0.01%    $20.00   238,900       21,860   1.09%    Morgan Stanley     2,300

1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.